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                                  EXHIBIT 5


                                ARCHER & GREINER
                           A PROFESSIONAL CORPORATION
                                COUNSELORS AT LAW
                              ONE CENTENNIAL SQUARE
                             HADDONFIELD, N.J. 08033
                                 856 - 795-2121
                               FAX 856 - 795-0574

                                                                October 4, 1999

Premier Research Worldwide, Ltd.
30 S. 17th Street
Philadelphia, PA 19103

Dear Sirs:

         We have examined the corporate records and proceedings of Premier Research Worldwide, Ltd., a Delaware corporation, with respect to the legal sufficiency of all corporate proceedings of such corporation taken in connection with the creation, form and validity and full payment and non-assessability of the 2,678,000 shares of common stock, par value $0.01 per share, covered by the Registration Statement on Form S-3, dated October 4, 1999, in connection with which Registration Statement this opinion is rendered.

         Based upon such examination, we are of the opinion that the shares are, and will continue to be after having been sold upon the terms and conditions set forth in the Registration Statement, validly authorized and legally issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Sincerely,



                                             ARCHER & GREINER
                                             A Professional Corporation